UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           February 24, 2012

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 27, 2012, XL Group plc (the “Company”) announced that Dr. Ellen Thrower has decided to retire from the Board of Directors of the Company (the “Board”), effective as of February 24, 2012. The press release issued by the Company on February 27, 2012 announcing Dr. Thrower’s retirement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

(d) On February 24, 2012 the Board, acting upon the recommendation of its Nominating, Governance and External Affairs Committee, appointed Ms. Valerie Gooding to the Board. Ms. Gooding’s service as a director will become effective on April 26, 2012. In accordance with the Company’s Articles of Association, which provide for each class of directors to consist as nearly as possible of one-third of the total number of directors, Ms. Gooding has been appointed as a Class III Director and as such will be nominated for election at the Company’s 2013 annual general meeting of shareholders. She has been named to the Risk and Finance Committee and the Management Development and Compensation Committee of the Board.

As disclosed in the Form 8-K12B relating to the Company’s redomestication to Ireland, filed with the Securities and Exchange Commission on July 1, 2010, all other directors and the secretary of the Company have entered into indemnification agreements with XLIT Ltd. (formerly XL Group Ltd.); accordingly, Ms. Gooding will enter into such an indemnification agreement that will be effective on her commencement date. There are no arrangements or understandings between Ms. Gooding and any other person pursuant to which she was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.

As Ms. Gooding’s service as a director of the Company will commence in April 2012, upon commencement she will be entitled, at the determination of the Board and pursuant to the terms of the Company’s Amended and Restated Directors Stock and Option Plan, to an initial option to purchase the Company’s ordinary shares, and will be entitled to any annual equity grant and retainer fee that will be awarded to directors in April 2012 for the 2012-2013 service period.

The press release issued by the Company on February 27, 2012 announcing the appointment of Ms. Gooding to the Board is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release (“XL Group plc Announces the Appointment of Valerie F. Gooding to its Board of Directors”) dated February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012

XL Group plc (Registrant)

By:	/s/ Kirstin Gould

Name: Kirstin Gould
Title: General Counsel and Secretary